                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a party other than the Registrant / /
Check the appropriate box:
                                              / / Confidential, for Use of
                                                  the Commission Only (as
/ / Preliminary Proxy Statement                   permitted by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section 240.14a-12


                         United Industrial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  /x/ No fee required.
  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

  (5) Total fee paid:

--------------------------------------------------------------------------------

  / / Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

  / / Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

--------------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

  (3) Filing Party:

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  (4) Date Filed:

--------------------------------------------------------------------------------

                         UNITED INDUSTRIAL CORPORATION
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS                            MAY 11, 1999
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF
  UNITED INDUSTRIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Industrial Corporation will be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on the 11th day of May, 1999, at 10:00 A.M., for the following purposes:

          1. To elect two (2) directors to serve until the Annual Meeting of Shareholders in 2002.

          2. To consider and act upon a proposal to approve the Company's 1994 Stock Option Plan, as amended.

          3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1999.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on March 25, 1999 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of shareholders may be examined.

     Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope which requires no postage if mailed in the United States, is enclosed for your convenience.

                                            By Order of the Board of Directors

                                                     Susan Fein Zawel
                                                        Secretary

March 25, 1999

                      PLEASE MAIL YOUR PROXY . . . NOW!

                                  IMPORTANT

             WE HOPE THAT YOU CAN ATTEND THIS MEETING IN PERSON,
               BUT IF YOU CANNOT DO SO PLEASE MARK, DATE, SIGN
                        AND RETURN THE ENCLOSED PROXY.

                         UNITED INDUSTRIAL CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 11, 1999

     This statement is furnished to shareholders of United Industrial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders of the Company to be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on May 11, 1999, at 10:00 A.M. Shareholders of record at the close of business on March 25, 1999 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     Shareholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

     The complete mailing address of the Company's principal executive offices is 570 Lexington Avenue, New York, New York 10022. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the shareholders of the Company was March 31, 1999. The Annual Report of the Company for the year ended December 31, 1998, including audited financial statements, has been sent to each shareholder.

                                 VOTING RIGHTS

     On March 25, 1999, there were outstanding and entitled to vote 12,237,756 shares of Common Stock. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of March 25, 1999. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

     At the record date, more than 5% of the Company's outstanding voting securities was beneficially owned by each of the persons named in the following table, except that the information as to Kennedy Capital Management, Inc. and Dimensional Fund Advisors Inc. is as of December 31, 1998 and is based upon information furnished to the Company by such entities in Schedules 13G.

                                 NAME AND ADDRESS OF               AMOUNT AND NATURE OF      PERCENT
   TITLE OF CLASS                 BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP      OF CLASS
---------------------  ---------------------------------------     --------------------      --------

Common Stock           Bernard Fein                                        1,209,647(1)         9.86%
                       570 Lexington Avenue
                       New York, New York 10022

Common Stock           Kennedy Capital Management, Inc.                    1,066,600(2)          8.7%
                       10829 Olive Boulevard
                       St. Louis, Missouri 63141

Common Stock           Dimensional Fund Advisors Inc.                        878,134(3)         7.15%
                       1299 Ocean Avenue, 11th Floor
                       Santa Monica, CA 90401

------------------

(1) Includes 1,108,451 shares of Common Stock owned directly and 101,196 shares owned by The Fein Foundation, of which Mr. Fein's spouse is a trustee.

(2) As of December 31, 1998, Kennedy Capital Management, Inc., a registered investment advisor, has sole voting power as to 1,002,750 shares of Common Stock and sole dispositive power as to 1,066,600 shares.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 878,134 shares of Common Stock as of December 31, 1998. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (collectively, the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company that are owned by the Portfolios. Dimensional disclaims beneficial ownership of all such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1999, the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated all shares are owned directly.

                                                                      AMOUNT AND
                                                                  NATURE OF BENEFICIAL         PERCENT
NAME OR GROUP                                                         OWNERSHIP(1)             OF CLASS
-------------                                                     --------------------         --------
Edward C. Aldridge, Jr.........................................           20,000(3)                (2)
Richard R. Erkeneff............................................          443,836(3)               3.53%
Harold S. Gelb.................................................           20,000(3)                (2)
James H. Perry.................................................           28,420(3)                (2)
Joseph S. Schneider............................................           10,000(3)                (2)
E. Donald Shapiro..............................................           30,000(3)                (2)
Robert W. Worthing.............................................           40,504(3)(4)             (2)
Susan Fein Zawel...............................................          351,107(3)(5)            2.86%
All directors and executive officers as a group
  consisting of 8 persons......................................          943,767(3)               7.44%

------------------
(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers.

(2) Less than 1%.

(3) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Aldridge, 15,000 shares; Mr. Erkeneff, 301,667 shares; Mr. Gelb, 15,000 shares; Mr. Perry,
    22,000 shares; Mr. Schneider, 5,000 shares; Mr. Shapiro, 15,000 shares;
    Mr. Worthing, 25,000 shares; Ms. Fein Zawel, 21,000 shares; and all directors and executive officers as a group, 419,667 shares.

(4) Does not include 500 shares of Common Stock owned by Mr. Worthing's spouse, as to which he disclaims beneficial ownership.

(5) Includes 328,237 shares of Common Stock owned by Ms. Fein Zawel, her spouse and minor children.

                              I. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2002 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are Richard R. Erkeneff and E. Donald Shapiro. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. Messrs. Erkeneff and Shapiro are presently members of the Board of Directors.

     Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each shareholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A shareholder may cast all of such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the meeting or by specific voting instructions sent to the Company with a signed Proxy. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote the Proxies in such manner as will elect as directors the persons who have been nominated by the Board of Directors.

     The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 1999. Except as otherwise indicated, each nominee and director has held his or her present principal occupation for the past five years.

                                               AGE (AT                                                       BECAME
                 NAME                     DECEMBER 31, 1998)              PRINCIPAL OCCUPATION              DIRECTOR
                 ----                     ------------------              --------------------              --------

                  NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2002
 Richard R. Erkeneff....................           63           President of the Company (since October        1995
                                                               1995) and AAI Corporation, a subsidiary of
                                                               the Company ("AAI") (since November 1993);
                                                               Senior Vice President of the Aerospace
                                                               Group at McDonnell Douglas Corporation, an
                                                               aerospace firm (January to November 1993);
                                                               and President (March 1992 to October 1992)
                                                               and Executive Vice President (1988 to
                                                               1992) of McDonnell Douglas Electronics
                                                               Systems Company.

E. Donald Shapiro......................           67           The Joseph Solomon Distinguished Professor     1996
                                                               of Law (since 1983) and Dean/Professor of
                                                               Law (1973-1983) of New York Law School.
                                                               Mr. Shapiro is a director of Loral Space
                                                               and Communications, Ltd., Vasomedical,
                                                               Inc., Vion, Inc., Kranzco Realty Trust and
                                                               Frequency Electronics, Inc.

                                               AGE (AT                                                       BECAME
                 NAME                     DECEMBER 31, 1998)              PRINCIPAL OCCUPATION              DIRECTOR
                 ----                     ------------------              --------------------              --------

                              INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2000

Harold S. Gelb.........................           78           Chairman of the Board of the Company           1995
                                                               (since November 1995); private investor
                                                               (since 1985); and retired senior partner
                                                               of Ernst & Young LLP, an accounting firm.

Susan Fein Zawel.......................           44           Vice President Corporate Communications        1995
                                                               and Associate General Counsel (since June
                                                               1995), Secretary (since May 1994) and
                                                               Counsel (1992 to 1995) of the Company.
                              INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2001

Edward C. Aldridge, Jr.................           60           President and Chief Executive Officer of       1995
                                                               the Aerospace Corporation, a non-profit
                                                               federally funded research and development
                                                               center that provides technical support for
                                                               the U.S. national security launch and
                                                               space systems (since 1992); President of
                                                               McDonnell Douglas Electronic Systems
                                                               Company (1988 to 1992); and served as both
                                                               Secretary and Under Secretary of the Air
                                                               Force (1981 to 1988).

Joseph S. Schneider....................           48           President of JSA Partners, Inc., a             1998
                                                               consulting firm in the aerospace and
                                                               defense industry (since September 1997);
                                                               Consultant with A.T. Kearney, a subsidiary
                                                               of Electronic Data Systems Corporation
                                                               (September 1995 to March 1997); President
                                                               of EDS/JSA International, Inc., a
                                                               management consulting firm (August 1994 to
                                                               September 1995) and successor company to
                                                               JSA International, Inc. of which he was
                                                               President (1981-1994); Chairman and
                                                               Co-founder of JSA Research, Inc., an
                                                               independent aerospace and defense research
                                                               firm serving institutional investors
                                                               (since 1993). Mr. Schneider is a director
                                                               of Signal Technology Corporation.

------------------

None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996 of the chief executive officer and each of the other executive officers of the Company whose annual compensation exceeded $100,000.

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                 ANNUAL COMPENSATION                   ------------
                                 ---------------------------------------------------   SECURITIES
                                                                 OTHER ANNUAL          UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)(1)    OPTIONS       COMPENSATION ($)(3)
  ---------------------------    ----   ----------   ---------   -------------------   ------------   -------------------
Richard R. Erkeneff (2) .......  1998     440,000     220,000           57,181                 --            73,035
  President and Chief Executive  1997     440,000     200,000                             175,000            35,738
  Officer of the Company and     1996     440,000     100,000                             250,000             9,112
  AAI

James H. Perry ................  1998     155,938      45,238               --             18,000            12,862
  Vice President, Chief          1997     148,500      74,863           60,061             15,000            83,772
  Financial Officer and          1996     135,000      32,052                              12,000             7,624
  Treasurer of the Company

Robert W. Worthing ............  1998     192,483      63,422                              12,000            17,696
  Vice President and General     1997     188,700     113,201                              12,000            30,607
  Counsel of the Company and     1996     185,016      56,707                               9,000             9,802
  AAI

Susan Fein Zawel ..............  1998     151,410      42,991                              12,000            13,233
  Vice President Corporate       1997     144,200      70,763                              12,000            10,954
  Communications, Secretary and  1996     140,000      34,517                               9,000             8,315
  Associate General Counsel of
  the Company

------------------
(1) The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer, including $57,181 for Mr. Erkeneff in 1998 and $60,061 in 1997 for Mr. Perry for reimbursement of taxes related to relocation expenses.

(2) Mr. Erkeneff was elected President and Chief Executive Officer of the Company on January 17, 1996 and remains President of AAI.

(3) All amounts under this heading represent employer match contributions made to the Company's 401(k) plans, contributions to the Company's Retirement Plan and reimbursement of $57,181 of relocation expenses for Mr. Erkeneff in 1998 and $73,755 for Mr. Perry in 1997.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1998 to the named executives.

                                                                                                     POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                                   --------------------------------------------------------------      ANNUAL RATES OF
                                   NUMBER OF     % OF TOTAL                                              STOCK PRICE
                                   SECURITIES     OPTIONS                                              APPRECIATION FOR
                                   UNDERLYING    GRANTED TO      EXERCISE OR                             OPTION TERM
                                    OPTIONS      EMPLOYEES IN    BASE PRICE                          --------------------
NAME                                GRANTED      FISCAL YEAR     ($/SHARE)       EXPIRATION DATE     5% ($)      10% ($)
----                               ----------    ------------    -----------    -----------------    -------    ---------
Richard R. Erkeneff.............     100,000         19.12%         12.25       March 6, 2008(1)     770,525    1,952,650
                                      75,000         14.34%         13.00       March 26, 2008(2)    613,275    1,554,150
James H. Perry..................      15,000          2.87%         12.25       March 6, 2008(3)     115,579      292,898
Robert W. Worthing..............      12,000          2.29%         12.25       March 6, 2008(3)      92,463      234,318
Susan Fein Zawel................      12,000          2.29%         12.25       March 6, 2008(3)      92,463      234,318

------------------
(1) All shares are exercisable from the date of grant, which was March 6, 1998.
(2) One-third of the options are exercisable upon the first anniversary of the date of grant, which was March 26, 1998, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.
(3) One-third of the options are exercisable upon the first anniversary of the date of grant, which was March 6, 1998, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                              NUMBER OF SECURITIES
                                                                                   UNDERLYING         VALUE OF UNEXERCISED
                                                                              UNEXERCISED OPTIONS         IN-THE-MONEY
                                                                               AT FISCAL YEAR-END          OPTIONS AT
                                                SHARES                                                FISCAL YEAR-END ($)
                                               ACQUIRED ON      VALUE           EXERCISABLE (E)/        EXERCISABLE (E)/
NAME                                           EXERCISE #     REALIZED ($)     UNEXERCISABLE (U)       UNEXERCISABLE (U)
----                                           -----------    ------------    --------------------    --------------------
Richard R. Erkeneff.........................      60,000         438,750            68,333(E)                191,771(E)
                                                                                   341,667(U)                520,417(U)
James H. Perry  ............................           0               0            13,000(E)                 51,063(E)
                                                                                    23,000(U)                 18,500(U)
Robert W. Worthing  ........................           0               0            18,000(E)                 76,126(E)
                                                                                    18,000(U)                 13,875(U)
Susan Fein Zawel ...........................           0               0            14,000(E)                 58,126(E)
                                                                                    18,000(U)                 13,875(U)

EMPLOYMENT AGREEMENTS AND RELATED TRANSACTIONS

     Mr. Erkeneff is employed as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated December 8, 1998 that provides he be paid a salary at the annual rate of $440,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement terminates on June 30, 2001, unless Mr. Erkeneff's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Erkeneff is eligible to receive annual cash bonuses pursuant to the Company's Performance Sharing Plan ("PSP"), plus a discretionary amount of up to forty percent (40%) of the PSP formula as may be granted by the Company's Board of Directors, not to exceed three hundred thirty thousand dollars ($330,000) per annum. On
January 4, 1999, in accordance with his employment agreement, Mr. Erkeneff also received an option to acquire 100,000 shares of the Company's common stock pursuant to the terms of the Company's 1994 Stock Option Plan, at $9 13/16 per share, an exercise price equal to the fair market value of the common stock as of the grant date. The option vests in three equal annual installments commencing one year after the grant date and terminates on June 30, 2003. Of the total 100,000 shares subject to this option, 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty
(60) consecutive days, not less than $16.00; and an additional 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $18.00. The employment agreement also provides for Mr. Erkeneff to designate a beneficiary for $200,000 of a key man life insurance policy.

     AAI Corporation ("AAI"), a subsidiary of the Company, made an interest free loan of $80,000 to Mr. Erkeneff on December 1, 1993, which was repaid on December 10, 1998. The loan was made in connection with Mr. Erkeneff's commencement of employment at AAI.

     Ms. Fein Zawel is employed by the Company pursuant to an employment agreement, as amended, that provides she be paid a salary at the annual rate of $151,410 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement, as amended, terminates on June 30, 2001, unless Ms. Fein Zawel's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Ms. Fein Zawel is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors.

     James H. Perry is the Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Perry is employed by the Company pursuant to an employment agreement that provides he be paid a salary at the annual rate of $125,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on November 30, 1999, unless Mr. Perry's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Perry is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. In addition, Mr. Perry's employment agreement provides for the limited reimbursement of any loss on the sale of Mr. Perry's residence if the Company terminates his employment for reasons other than for cause or disability prior to the termination date of the agreement.

RETIREMENT BENEFITS

     All employees of the Company and its subsidiaries are eligible to participate in the UIC Retirement Plan, a cash balance plan (the "Retirement Plan") upon commencement of employment. In accordance with the Retirement Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Retirement Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. The estimated annual benefit to be provided by the UIC Retirement Plan and payable to Messrs. Erkeneff, Perry and Worthing and Ms. Fein Zawel, commencing at normal retirement age, are $7,705, $7,427, $13,030 and $8,176 respectively.

UNITED INDUSTRIAL CORPORATION HEALTH-CARE PLAN FOR RETIRED DIRECTORS.

     The Company has implemented the United Industrial Corporation Health-Care Plan for Retired Directors (the "Plan"), which was adopted by the Company's Board of Directors on December 18, 1995. The Board may, in its sole discretion, amend, suspend or terminate the Plan, at any time, with or without prior notice. A director of the Company is eligible to participate in the Plan if he or she:
(i) ceases to be a member of the Board; (ii) has served as a member of the Board for 15 full years; (iii) has attained the age of 65; (iv) is eligible for Medicare Part A; and (v) has enrolled in both Medicare Part A and Medicare Part B and any other available supplemental medical or hospitalization coverage by reason of entitlement under any government entitlement, including, without limitation, that provided under Title XVIII of the Social Security Act. A director who participates in the Plan is entitled to coverage under the group medical plan available to the executive officers of the Company on the same terms and conditions as such coverage is available to such executive officers and their spouses and dependents. If a director who participates in the Plan resides outside the service area of the Company's group medical plan, such director and his or her spouse and dependents will receive medical benefit coverage under a medical plan or health insurance policy which provides benefits that are reasonably comparable to the benefits under the Company's group medical plan; however, if no such coverage is reasonably available (whether due to geography or the physical condition of the director or his or her spouse or dependents), then the Company will reimburse such director for any reasonable expense that would have been covered under the Company's group medical plan. Benefits provided under the Plan will be secondary to any benefits under any other hospitalization or major medical plan or arrangement provided to such director under government entitlements or provided to such director (either directly or indirectly through such director's spouse) by any other personal or employer-provided health-care plan or health insurance policy.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the Company. The programs adopted by the Committee link compensation to the Company's financial performance and to growth in shareholder value.

     COMPENSATION PHILOSOPHY: The Company's compensation program applicable to all of the executive officers is based on three primary elements:

          o Base salary compensation

          o Annual cash incentive compensation

          o Long-term incentive compensation

     The Company's executives receive no other form of compensation other than customary benefits.

     BASE SALARY COMPENSATION: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Committee consider the compensation paid to executive employees of other companies in the defense industry and related industries. These companies are broader than the peer group of publicly-traded defense companies used for comparison of five-year cumulative return in this Proxy Statement. When adjusting base salaries for individual executive officers in 1998, the Committee considered the financial performance of the Company in 1997, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies.

     ANNUAL INCENTIVE COMPENSATION: In fiscal 1996, the Committee approved the Performance Sharing Plan ("PSP") which provides annual incentive awards to executive officers and other key employees. The PSP provides a bonus pool based on Company and/or subsidiary performance against performance measures set for each respective unit. These measures include, but are not limited to, profit, return on net assets, cash flow and quality improvement. Awards for individuals are based on a combination of business unit and individual performance. Participants are assigned a target award percentage (stated as a percentage of base salary) reflecting his or her level of responsibility.

     LONG-TERM INCENTIVE COMPENSATION: Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interests of shareholders and management and therefore is a major incentive for management. The Company's long-term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

     The Compensation Committee recommends grants of stock options to executive officers and other key employees under the Company's 1994 Stock Option Plan. All options are granted at fair market value and generally become exercisable in three equal portions at one, two and three years following the date of grant, with the exception of options granted to Mr. Erkeneff pursuant to his employment agreement.

     The Compensation Committee determines the size of any option grant under the Plan based upon the Committee's perceived value of the grant to motivate and retain the individual executive, the level of long-term incentive practices within comparable companies and the individual executive's responsibilities and overall performance. Although the Committee supports and encourages stock ownership in the Company by its executive officers, it has not promulgated any standards regarding levels of ownership by executive officers.

     CEO COMPENSATION: Mr. Erkeneff was elected President and Chief Executive of the Company in January 1996. Pursuant to his employment agreement, his salary was set at $440,000. The Compensation Committee believes that this rate of annual salary reflects the prevailing competitive marketplace for similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

     Mr. Erkeneff was eligible for an annual cash incentive award of up to 50% of his annual base salary. For 1998, the Compensation Committee reviewed the performance of the Company and Mr. Erkeneff relative to financial and strategic goals established for the year, and awarded him a bonus of $220,000 for 1998 at its meeting in March 1999.

     The Committee believes strongly that stock option awards emphasize the importance of increasing shareholder value. Mr. Erkeneff's employment agreement provides for an option grant of 100,000 shares, of which 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $16.00; and the remaining 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $18.00.

                                  *    *    *

     Section 162(m) of the Internal Revenue Code of 1986 limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year, unless the compensation qualifies as "performance based" compensation. Stock options currently granted under the 1994 Stock Option Plan (as amended) will not qualify for this exception. As of today, annual cash compensation for any executive officer has been far below the $1 million threshold. The Compensation Committee will address the deductibility at an appropriate time in the future.

                                          COMPENSATION COMMITTEE

                                          HAROLD S. GELB
                                          EDWARD C. ALDRIDGE, JR.
                                          JOSEPH S. SCHNEIDER
                                          E. DONALD SHAPIRO

                               PERFORMANCE GRAPH

     The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1993 in the Common Stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500"), the Russell 2000 Value Index ("Russell 2000"), a constructed peer group index used by the Company in the last fiscal year ("Old Peer Group"), and a new constructed peer group index ("New Peer Group"). The Old Peer Group consisted of the Watkins Johnson Company, EDO Corporation, Whitehall Corporation, Tech Sym Corporation, Sparton Corporation and Moog Incorporated. The New Peer Group consists of Cubic Corporation, EDO Corporation, Comptek Research Inc., Sparton Corporation, Stanford Telecommunications and Tech-Sym Corporation. Given recent industry changes and following an evaluation of the members of the Old Peer Group, the Company eliminated Watkins Johnson Company, Whitehall Corporation and Moog Incorporated, and replaced them with Cubic Corporation, Comptek Research Inc. and Stanford Telecommunications, corporations whose lines of business are more closely aligned with those of the Company. In addition, the Company replaced the S&P 500 with the Russell 2000 because it believes that the Russell 2000 is more representative of the Company's size than the S&P 500. The performance of both the Old Peer Group and the S&P 500 are displayed in the graph for comparative purposes as required by the Securities and Exchange Commission regulations but will not be provided in the future.

                           TOTAL SHAREHOLDER RETURN

                           1993
                           1994
                           1995
                           1996
                           1997
                           1998


                                 [LINE GRAPH]


                               OTHER COMPENSATION

     Directors' Fees. Between January 1 and May 12, 1998, directors who were not employees received compensation of $2,000 per meeting, and a fee of $500 for each committee meeting attended. Subsequent to May 12, 1998 directors received $20,000 per year and $1,000 for each meeting attended, and a fee of $500 for each committee meeting attended. In lieu of such fees, Mr. Gelb, Chairman of the Board, received $6,000 per month. In addition, Messrs. Aldridge and Schneider also served as directors of AAI, for which they received compensation of $2,000 per meeting.

     All current directors are eligible to participate in the medical plan available to the executive officers of the Company. The Company also has a medical plan for retired directors as described above. Nonemployee directors also participate in the Company's 1996 Stock Option Plan for Nonemployee Directors (the "1996 Plan"). Pursuant to the 1996 Plan, each Eligible Director (as defined in the 1996 Plan) is granted an option to purchase

15,000 shares of Common Stock upon their initial appointment to the Board of Directors, exercisable at the market price of the Company's Common Stock on the date of grant. The options granted under the 1996 Plan expire ten years after the date of grant and become exercisable (i) as to one-third of the total number of shares subject to the grant on the date of grant (the "First Vesting Date"),
(ii) as to an additional one-third of the total number of shares subject to the grant on the date of the next annual shareholders' meeting after the First Vesting date (the "Second Vesting Date"), and (iii) as to the remaining one-third of the total number of shares subject to the grant on the date of the next annual shareholders' meeting after the Second Vesting Date (the "Final Vesting Date"). On the date of the annual shareholders' meeting which takes place during the calendar year in which the first anniversary of the Final Vesting Date occurs, each Eligible Director shall automatically be granted an option to purchase 15,000 shares of Common Stock, provided such grantee is an Eligible Director in office immediately following such annual meeting.

                             ADDITIONAL INFORMATION

     The Board of Directors of the Company had a total of ten meetings during 1998.

     Among its standing committees, the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee recommends to the Board the engagement and discharge of the independent auditors for the Company, analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. There were three Audit Committee meetings held in 1998. The members are E. Donald Shapiro, Edward C. Aldridge, Jr. and Joseph S. Schneider.

     The Nominating Committee acts primarily as a selection committee to recommend candidates for election to the Board of Directors. The committee met once in 1998. The members consist of all of the current directors.

     The Nominating Committee will consider nominees for directors recommended by shareholders. Any shareholder may make such a recommendation by writing to:
Secretary, United Industrial Corporation, 570 Lexington Avenue, New York, New York 10022.

     The Compensation Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. There were two Compensation Committee meetings held in 1998. The members are Harold S. Gelb, Edward C. Aldridge, Jr., Joseph S. Schneider and E. Donald Shapiro.

     There are no family relationships between any nominee, director or executive officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during 1998 all Section 16(a) filing requirements were complied with.

         II. PROPOSAL TO APPROVE THE 1994 STOCK OPTION PLAN, AS AMENDED

PROPOSED AMENDMENTS

     On March 18, 1999, the Company's Board of Directors adopted, subject to shareholder approval, amendments to the Company's 1994 Stock Option Plan, as amended, (the "Plan") to increase the number of shares of the Company's Common Stock available for issuance pursuant to awards thereunder from 1,800,000 to 2,400,000.

     The purpose of the Plan is to provide certain key employees of the Company and its subsidiaries an opportunity to acquire an ownership interest in the Company and thereby create in such employees an increased interest in and greater concern for the welfare of the Company, to retain their continued employment, and to secure and retain the services of persons capable of filling key positions with the Company and its subsidiaries.

Pursuant to the Plan, the Company may grant options with respect to an aggregate of up to 1,800,000 shares of Common Stock, with no individual optionee to receive in excess of 750,000 shares of Common Stock upon exercise of options granted under the Plan. Options granted pursuant to the Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Shares of Common Stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury.

     The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of March 4, 1999 no shares of Common Stock remained available for future grants of stock options under the Plan. The Board of Directors believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract and retain key employees.

     If the Plan, as amended, is approved by the Company's shareholders, it will be effective on the date of the meeting. If the Plan, as amended, is not approved, the amendment adopted by the Board will not take effect.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of the Plan, as amended. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

SUMMARY OF THE PLAN

     Administration. The Plan is administered by an option committee of the Board of Directors of the Company, which is comprised of "Non-Employee Directors" within the meaning of Rule 16b-3 under Section 16(b) of the Exchange Act (the "Option Committee"). The members of the Option Committee are Edward C. Aldridge, Jr., Harold S. Gelb and E. Donald Shapiro. Any or all powers and functions of the Option Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"), provided all of the members of the Board or the Executive Committee are "Non-Employee Directors" within the meaning of Rule 16b-3. (References in this discussion to the "Committee" include the Option Committee, the Board of Directors and the Executive Committee to the extent any of the foregoing administers the Plan.) The authority of the Committee includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

     Officers subject to Section 16(a) of the Exchange Act may not, and the Committee also has the authority to require, as a condition to any grant, that any other grantee also may not, sell or otherwise dispose of shares acquired pursuant to the exercise of an option within six months of the date an option is granted.

     Eligibility. Options may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired.

     Grant, Terms and Conditions of Options. The Company will not receive any monetary consideration for granting options.

     The exercise price for each share subject to an option will be an amount that the Committee determines, in its good faith judgment, to be not less than 100% of the fair market value of the Common Stock on the date the Option is granted. In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) will be in an amount that the Committee determines, in its good faith judgment, to be not less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

     Under the Plan, fair market value per share means:

          (1) if the shares are listed on a national securities exchange or reported on the NASDAQ Stock Market-National Market System ("NASDAQ-NMS"), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

          (2) if the shares are not listed on a national securities exchange or reported on NASDAQ-NMS but are quoted in the over-the-counter market, the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Committee, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Committee in its good faith judgment. The determination by the Committee of fair market value will be conclusive and binding.

     Payment for shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with other shares of Common Stock or an executed promissory note on such terms and conditions as the Committee shall determine.

     Options granted under the Plan are exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date the option is granted. ISOs, however, are not exercisable after ten years from the date of grant and, in the case of a person who at the date of grant owns capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation), are not exercisable after five years from the date of grant. Except as otherwise provided under the Internal Revenue Code of 1986, as amended (the "Code"), if the aggregate fair market value of shares subject to ISOs (under any plan of the Company or any subsidiary or parent corporation of the Company) exercisable for the first time in any calendar year exceeds $100,000, such options will be treated as NQSOs.

     In addition, the Committee has the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted under the Plan.

     In the event of retirement, termination by the Company of employment with or without cause, termination of employment by an optionee with or without good reason or upon death or disability, special rules will apply regarding the exercisability of options.

     Options may not be transferred except by will or the laws of descent or distribution. Options are only exercisable during the lifetime of a holder by such holder.

     In the event of a "change in control" of the Company, all then outstanding options shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occurrence of a "change in control," each option outstanding under the Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount in cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such option over the aggregate exercise price therefor. The foregoing provision does not apply to options granted to officers subject to Section 16(a) of the Exchange Act within six months prior to a change-in-control, unless an exemption from liability under Section 16(b) of the Exchange Act is otherwise available.

     Effect of Change in Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

     Amendment or Termination. The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such action affects or impairs the rights of an optionee under any previously granted option. Notwithstanding the foregoing, without the approval of the Company's shareholders, no amendment or change may be made (a) increasing the total number of shares of Common Stock reserved for options under the plan (other than an increase resulting from an adjustment), (b) reducing the exercise price of any ISO, (c) modifying the provisions of the plan relating to eligibility or
(d) materially increasing the benefits accruing to participants under the plan.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of the Plan, as amended. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

  Incentive Stock Options

     ISOs granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     Under the Code, the grantee of an ISO generally is not subject to federal income tax upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company or any subsidiary or parent corporation of the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as a NQSO and will be subject to the rules set forth below under the caption "Non-Qualified Options." Further, if after exercising an ISO, an employee disposes of the shares of Common Stock so acquired after the longer of two years from the date of grant or one year from the date of transfer of shares of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares of Common Stock over the exercise price. The capital gain or loss will be long-term or short-term depending on the employee's holding period. If, however, an employee does not hold the shares of Common Stock so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, will be long-term or short-term capital gain depending on the employee's holding period. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of an ISO is treated as making a "disqualifying disposition" of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the employee would not recognize gain or loss with respect to such previously acquired shares.

     A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the amount included in ordinary income by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company, is reasonable and the limitations of Sections 280G and 162(m) of the Code (as described below) do not apply.

  Non-Qualified Options

     A NQSO is an option that does not qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of a NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.

     Any optionee who is an officer of the Company or a beneficial owner of more than ten percent (10%) of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of
Section 16(b) of the Exchange Act and the rules and regulations thereunder that are related thereto, the timing of income recognition is deferred for any period following the exercise of a NQSO (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of Common Stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period.

     The ordinary income recognized with respect to the transfer of shares of Common Stock upon exercise of a NQSO under the Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a NQSO, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual. The withheld shares of Common Stock and other tendered shares will be valued at their fair market value as of the date that the tax obligation arises. Individuals who, by virtue of their positions with the Company, are subject to Section 16(b) of the Exchange Act may elect this method of satisfying the withholding obligation only during certain restricted periods.

     An individual's tax basis in the shares of Common Stock received on exercise of a NQSO will be equal to the exercise price, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares of Common Stock. The holding period for such shares would begin just after the transfer of shares of Common Stock or, in the case of an officer or beneficial owner of more than 10% of any class of registered equity securities of the Company who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes generally will be allowed to the Company in an amount equal to the amount included in ordinary income by the individual, provided that such amount constitutes an ordinary and necessary business expense, is reasonable and the limitations of Sections 28OG and 162(m) of the Code do not apply.

     If an individual exercises a NQSO by delivering shares to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Common Stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

  Change in Control

     As described above, upon a "change in control" of the Company, all the then outstanding options shall immediately become exercisable. In general, if the total amount of payments to optionees that are contingent upon a "change of control" of the Company (as defined in Section 28OG of the Code), including payments under the Plan that vest upon a "change in control," equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payments.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a NQSO or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. If approved by the shareholders, the Company believes that options granted under the Plan, as amended, at a time when the Option Committee consists solely of two or more outside directors (within the meaning of Section 162(m) of the Code) should qualify for this exception.

                          III. APPOINTMENT OF AUDITORS

     It is proposed that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending
December 31, 1999. Ernst & Young LLP have been the independent auditors of the Company since 1962. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of such appointment. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                               IV. MISCELLANEOUS

     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Shareholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their judgment on such matters.

     A list of the Company's shareholders as of the record date for the meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

     All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of shareholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     For purposes of this meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the shareholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company no later than November 24, 1999 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Susan Fein Zawel, Secretary, United Industrial Corporation,
570 Lexington Avenue, New York, New York 10022.

     The Company's by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by mail to the Secretary of the Company (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of shareholders; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Similar notice provisions apply with respect to any other proposal which a shareholder intends to bring before a meeting of shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telecopy. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $6,000, plus reimbursement of out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     UNITED INDUSTRIAL CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF UNITED INDUSTRIAL CORPORATION ON MARCH 25, 1999, TO SUSAN FEIN ZAWEL, SECRETARY, UNITED INDUSTRIAL CORPORATION, 570 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022.

Dated March 25, 1999                        By Order of the Board of
Directors

                                            Susan Fein Zawel
                                            Secretary

                         UNITED INDUSTRIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 11, 1999

     The undersigned hereby appoints Harold S. Gelb, Edward C. Aldridge, Jr. and Joseph S. Schneider or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

     The shares represented by this proxy will be voted for proposals 1 through 3 and in accordance with item 4 if no instruction to the contrary is indicated, or if no instruction is given.


                  (continued and to be signed on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                         UNITED INDUSTRIAL CORPORATION

                                  May 11, 1999



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A /X/ Please mark your
      votes as in this
      example.

                    FOR       WITHHOLD
l. Election of      / /         / /
   directors.

FOR, except vote withheld from the following nominees:

-------------------------------------------------

Nominees:         Richard R. Erkeneff
                  E. Donald Shapiro

                                                        FOR    AGAINST   ABSTAIN

2.   To consider and act upon a proposal to             / /      / /       / /
     approve the Company's 1994 Stock Option Plan, as amended.

3.   To consider and act upon a proposal to ratify      / /      / /       / /
     the appointment of Ernst & Young LLP as
     independent auditors of the Company for 1999.

4.   In their discretion, to act upon such other        / /      / /       / /
     matters as may properly come before the meeting or any adjournment thereof.

SIGNATURE(S) (if held jointly)_______________________________  DATE: _____, 1999

Note: Please sign exactly as your name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the names of two or more persons, all should sign.

                       ANNUAL MEETING OF SHAREHOLDERS of

                         UNITED INDUSTRIAL CORPORATION

                                  May 11, 1999

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS                                    ______________________


A /X/ Please mark your
      votes as in this
      example.

                    FOR       WITHHOLD
l. Election of      / /         / /
   directors.

FOR, except vote withheld from the following nominees:

-------------------------------------------------

Nominees:         Richard R. Erkeneff
                  E. Donald Shapiro

                                                        FOR    AGAINST   ABSTAIN

2.   To consider and act upon a proposal to             / /      / /       / /
     approve the Company's 1994 Stock Option Plan, as amended.

3.   To consider and act upon a proposal to ratify      / /      / /       / /
     the appointment of Ernst & Young LLP as
     independent auditors of the Company for 1999.

4.   In their discretion, to act upon such other        / /      / /       / /
     matters as may properly come before the meeting or any adjournment thereof.

SIGNATURE(S) (if held jointly)_______________________________  DATE: _____, 1999

Note: Please sign exactly as your name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the names of two or more persons, all should sign.

                          UNITED INDUSTRIAL CORPORATION
                       1994 STOCK OPTION PLAN, AS AMENDED

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.   Purposes................................................................1

2.   Stock Subject to the Plan...............................................1

3.   Administration..........................................................2

4.   Eligibility.............................................................3

5.   Option Price and Payment................................................3

6.   Terms of Options and Limitations on the Right of Exercise...............5

7.   Termination of Employmenty..............................................6

8.   Exercise of Options.....................................................8

9.   Use of Proceeds.........................................................8

10.  Non-Transferability of Options..........................................8

11.  Adjustment of Shares; Effect of Certain Transactions....................8

12.  Right to Terminate Employment...........................................9

13.  Purchase for Investment................................................10

14.  Issuance of Stock Certificates; Legends; Payment of Expenses...........10

15.  Withholding Taxes......................................................11

16.  Listing of Shares and Related Matters..................................12

17.  Amendment of the Plan..................................................12

18.  Termination or Suspension of the Plan..................................12

19.  Savings Provision......................................................13

20.  Governing Law..........................................................13

21.  Partial Invalidity.....................................................13

22.  Effective Date.........................................................13

                          UNITED INDUSTRIAL CORPORATION
                       1994 STOCK OPTION PLAN, AS AMENDED

1.       Purposes

                  United Industrial Corporation, a Delaware corporation (the "Company"), wishes to provide certain of its key employees and certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thereby create in such key employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

                  The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and also to secure and retain the services of persons capable of filling such positions.

                  The stock options ("Options") offered pursuant to this 1994 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

                  The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the require ments for Incentive Options ("Non-Qualified Options"). The Company makes no warranty, however, as to the qualification of any Option as an Incentive Option.

2.       Stock Subject to the Plan

                  Options granted under the Plan shall be exercisable for shares of common stock, $1.00 par value per share, of the Company ("Common Stock"). The total number of shares of Common Stock of the Company authorized for issuance upon the exercise of Options under the Plan (the "Shares") shall not exceed, in the aggregate, 1,800,000 Shares, with no individual optionee to receive in excess of 750,000 Shares upon exercise of Options granted under the Plan, subject to adjustment in accordance with Section 11 of the Plan.

                  Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

                  Except as provided in Sections 18 and 22 hereof, the Company may, from time to time during the period beginning on March 10, 1994 (the "Effective Date") and ending on March 10, 2004 (the "Termination Date"), grant to certain key employees of the Company, or certain key employees of any subsidiary corporation or parent corporation of the Company, Incentive Options and/or Non-Qualified Options under the terms hereinafter set forth.

                  As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation within the definitions of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

3.       Administration

                  The board of directors of the Company (the "Board of Directors") shall designate from among its members an option committee, which may also be any other committee of the Board of Directors (the "Committee"), to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

                  Any and all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"; references below to the Committee shall be deemed to include references to the Board of Directors and the Executive Committee, except as the context otherwise requires); provided, however, that all of the members of the Board of Directors or the Executive Committee, as the case may be, shall be "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

                  Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees to whom Options shall be granted, the time when such persons shall be granted Options, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the key employees to whom Options shall be granted and the number of Shares for which Options are to be granted to each key employee, the Committee shall give due consideration to the length of service, performance, the amount of earnings and the responsibilities and duties of such person.

                  Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Option, that the employee agree (a) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of such Option for a period of six (6) months following the date of the acquisition of such Option and (b) that in the event of termination of employment of such employee, other than as a result of dismissal without cause or Termination For Good Reason (as defined in Section 7 herein), such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof. Any officer of the Company or any subsidiary corporation or parent corporation who is subject to the reporting requirements of Section 16(a) of the Exchange Act (or any successor provision) shall not be entitled to sell or otherwise dispose of any Shares acquired upon the exercise of any Option for a period of six (6) months from the date such Option was granted.

                  Any determination of the Committee on the matters referred to in this Section 3 shall be conclusive.

                  The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such subsidiary corporation or parent corporation of the Company whose employees have benefitted from the Plan, as determined by the Committee. No member or former member of the Board of Directors, the Executive Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

4.       Eligibility

                  Options may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except Bernard Fein and members of the Committee.

                  The Plan does not create a right in any person to participate in, or be granted options under, the Plan.

5.       Option Price and Payment

                  The price for each Share purchasable under any Option granted hereunder shall be determined by the Committee in its good faith judgment, but shall not be less than one hundred percent (100%) of the "fair market value" (as defined below) per Share at the date the Option is granted; provided, however, that in the case of an Incentive

Option granted to a key employee who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation, the purchase price for each Share shall be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining the stock ownership of a key employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

                  For purposes of the Plan, "fair market value," with respect to any date of determination, means:

                  (i) if the Shares are listed or admitted to trading on a national securities exchange in the United States or reported through the National Association of Securities Dealers Automated Quotation System -- National Market System ("NASDAQ-NMS"), then the closing sale price on such exchange or NASDAQ-NMS on such date or, if no trading occurred or quotations were available on such date, then on the closest preceding date on which the Shares were traded or quoted; or

                  (ii) if not so listed or reported but a regular, active public market for the Shares exists (as determined in the sole discretion of the Committee, whose decision shall be conclusive and binding), then the average of the closing bid and ask quotations per Share in the over-the-counter market for such Shares in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a "regular, active public market."

                  If the Committee determines that a regular, active public market does not exist for the Shares, the Committee shall determine the fair market value of the Shares in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

                  Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of Common Stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised, the fair market value of the shares of Common Stock so delivered to be determined as of the date immediately preceding the date of exercise, or as otherwise may be required to comply with or conform to the requirements of any applicable law or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine at the time of grant, in its sole discretion; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option.

6.       Terms of Options and Limitations on the Right of Exercise

                  Any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

                  The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

                  Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted, (b) the limitation will be applied by taking into account Options in the order in which they were granted, and (c) Incentive Options granted before 1987 shall not be taken into account.

                  In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred (100) Shares (unless the number purchased is the total balance for which the Option is then exercisable).

                  A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

7.       Termination of Employmenty

                  Upon termination of employment of any key employee with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to such employee, unless otherwise specified by the Committee in the Option shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

                  A. if any key employee shall die while in the employ of such corporation or during either the one (1) year or three (3) month period, whichever is applicable, specified in clauses (B), (C) and (D) below, any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the time of death, by the legal representative of such employee or such person who acquired such Option by bequest or inheritance or by reason of the death of such employee, at any time up to and including one
(1) year after the date of death;

                  B. if the employment of any key employee shall terminate by reason of such employee's disability (as described in Section 22(e)(3) of the Code), any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment by reason of disability, at any time up to and including one (1) year after the effective date of such termination of employment;

                  C. if the employment of any key employee shall terminate (i) by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), (ii) by the key employee for "good reason" (only if such employee is party to a written employment agreement with the Company or any subsidiary corporation or parent corporation which expressly provides for termination by the key employee for "good reason," and such employee validly terminates his or her employment for "good reason," as such term is defined in the agreement ("Termination For Good Reason")), or (iii) by the employer other than for cause (as defined below), such Option, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment, at any time up to and including three (3) months after the effective date of such termination of employment; and

                  D. if the employment of any employee shall terminate by any reason other than that provided for in clauses (A), (B) or (C) above, such Option, unless otherwise specified by the Committee in such Option shall, to the extent not theretofore exercised, become null and void.

                  None of the events described above shall extend the period of exercisability of the Option beyond the expiration date thereof. If an Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                  For purposes of the Plan, the term "for cause" shall mean (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan (other than the Plan) of, the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein (if an employee is both party to an employment agreement and participates in such a plan, the definition contained in such employment agreement shall control); or
(b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company that has not been cured within 15 days after written notice thereof has been given to the employee by the Committee.

                  For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option, such individual shall not be entitled to exercise such Option during such period and while the employment is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

                  A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or
(ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

8.       Exercise of Options

                  Subject to the limitations on exercise referred to in Sections 6 and 7 hereof, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by giving written notice of exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 13, 14 and 15 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

9.       Use of Proceeds

                  The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

10.      Non-Transferability of Options

                  An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

11.      Adjustment of Shares; Effect of Certain Transactions

                  Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive and binding on the optionee; provided, however, that (a) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

                  In the event of a "change in control" of the Company, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company shall occur if (a) any person or other entity (other than any of the Company's subsidiaries), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"), (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, (c) the Board of Directors approves a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (d) a change in the Board of Directors occurs with the result that the members of the Board of Directors on the date hereof (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

                  The Committee, in its sole discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a change in control if the holder of such Option is subject to the reporting requirements of
Section 16(a) of the Exchange Act and no exemption from liability under Section 16(b) is otherwise available to such holder.

12.      Right to Terminate Employment

                  The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option and it shall not impose any obligation on the part of any holder of an

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Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

13.      Purchase for Investment

                  Except as hereinafter provided, the Committee may require the holder of an Option granted hereunder, as a condition of exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder (1) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and (2) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement under the Securities Act covering such Shares and under applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

                  Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights had not been granted with respect to such Shares.

14.      Issuance of Stock Certificates; Legends; Payment of Expenses

                  Upon any exercise of an Option granted hereunder and payment of the purchase price therefor, a certificate or certificates representing the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

                  The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its sole discretion, determines to be necessary or appropriate to
(a) prevent a violation of, or to comply with the procedures for an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

                  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the

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

Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

                  All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

15.      Withholding Taxes

                  The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation which employs such employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs such employee may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering Shares previously issued pursuant to the exercise of an Option or other shares of the Company's Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld Shares and other shares of Common Stock tendered in payment shall be valued at their fair market value (as determined under Section 5) on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized, without the prior written consent of the employee, to effect any such withholding upon exercise of a Non-Qualified Option by retention of Shares issuable upon such exercise having a fair market value at the date of exercise (as determined under Section 5) which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

16.      Listing of Shares and Related Matters

                  If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17.      Amendment of the Plan

                  The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (a) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Section 11 hereof), (b) reduce the exercise price of any Incentive Option granted hereunder, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of such Option.

18.      Termination or Suspension of the Plan

                  The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 22 or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Options under Section 3 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

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

19.      Savings Provision

                  With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor provision) under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

20.      Governing Law

                  The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time obtaining.

21.      Partial Invalidity

                  The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

22.      Effective Date

                  The Plan shall become effective at 5:00 P.M., New York City time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting within twelve (12) months after the Effective Date, the Plan and any Options granted thereunder shall terminate.